Exhibit 99.1

TO THE REGISTERED HOLDERS OF AMERICAN DEPOSITARY RECEIPTS (“ADRs”)
REPRESENTING ORDINARY BEARER SHARES OF
FRESENIUS MEDICAL CARE AG (THE “COMPANY”)
CUSIP NUMBER 358029106

JPMorgan Chase Bank, N.A., Depositary (the “Depositary”) has received advice that the Extraordinary General Meeting (the “Meeting”) of Shareholders will be held at                                 Germany, on                 , 2005, beginning at 10:00 a.m., for the purposes set forth on the Voting Instruction Card.

If you wish to have the Depositary, through its Nominee or Nominees, vote or execute a proxy to vote the Ordinary Bearer Shares represented by your American Depositary Receipt(s) (“ADRs”) for or against the Resolutions to be proposed, or any of them, at the Meeting, kindly execute the attached Voting Instruction Card and forward it to the Depositary. The enclosed postage-paid envelope is provided for this purpose. This Voting Instruction Card should be executed in such manner as to show clearly whether you desire the Depositary to vote for or against the Resolutions, or any of them, as the case may be. You may include instructions to give a discretionary proxy to a person designated by the Company. The Voting Instruction Card MUST be forwarded in sufficient time to reach the Depositary before 3:00 p.m., New York City time, on                 , 2005. Only the registered ADR holders of record as of the close of business                 , 2005, will be entitled to execute the attached Voting Instruction Card.

NOTE: All registered holders of ADRs who return the Voting Instruction Card will have their shares blocked at the Depositary until                 , 2005. Banks, Brokers and Nominees must block their ADRs through the Depository Trust Company utilizing the contra-Cusip established by the Depository Trust Company for blocking purposes. Banks, Brokers and Nominees must provide the name, address and number of shares held by each underlying beneficial holder on this Voting Instruction Card. For additional instructions Banks, Brokers and Nominees should contact Patricia Stevens at (781) 575-4607.

HOLDERS OF ADRs WISHING PHYSICALLY TO CAST THEIR VOTE AT THE GENERAL MEETING MUST FORWARD THEIR REQUEST FOR THE ISSUANCE OF AN ADMISSION TICKET, TOGETHER WITH THEIR ADRs, TO THE DEPOSITARY BY 3:00 P.M. ON                 , 2005. SINCE ONE ADR REPRESENTS ONE-THIRD OF A SHARE, ADMISSION TICKETS WILL ONLY BE ISSUED TO ADR HOLDERS FOR EVERY THREE ADRs OR MULTIPLE THEREOF. HOLDERS OF FEWER THAN THREE ADRs WILL BE ADMITTED AS GUESTS ON APPLICATION.

JPMorgan Chase Bank, N.A., Depositary

Dated:                 , 2005

[FREMC — FRESENIUS MEDICAL CARE AG]

DETACH HERE	FREMC1

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

∟	FREMC

FRESENIUS MEDICAL CARE AG

ORDINARY BEARER SHARES

		For	Against
1.	The conversion of our outstanding preference shares into ordinary shares.	☐	☐
2.	The conversion of interests held and related adjustments under our employee participation programs.	☐	☐
3.	The creation of authorized capital.	☐	☐
4.	The transformation of the Company’s legal form from a stock corporation (Aktiengesellschaft) under German law into a partnership limited by shares under German law, a Kommanditgesellschaft auf Aktien (“KGaA”) to be called Fresenius Medical Care AG & Co. KGaA (“Fresenius Medical Care KGaA”), with Fresenius Medical Care Management AG (“Management AG”), a subsidiary of Fresenius AG, as the sole general partner.	☐	☐

Mark box at right if you wish to give a discretionary proxy to a person designated by the Company. PLEASE NOTE: Marking this box voids any other instructions indicated in the items above.	☐

Mark box at right if an address change or comment has been noted on the reverse of this card.	☐

Please be sure to sign and date this Voting Instruction Card.

ADR Holder		Co-owner
sign here:	Date:	sign here:	Date:

[FREMC — FRESENIUS MEDICAL CARE AG]

DETACH HERE	FREMC2

FRESENIUS MEDICAL CARE AG

VOTING INSTRUCTION CARD

JPMorgan Chase Bank, N.A., Depositary
P.O. Box 43062, Providence, RI 02940-5115

The undersigned, a registered holder of American Depositary Receipt(s) representing Ordinary Bearer Shares of Fresenius Medical Care AG (the “Company”), of record on                 , 2005, hereby requests and authorizes JPMorgan Chase Bank, N.A., Depositary, through its Nominee or Nominees, to vote or execute a proxy to vote the underlying Ordinary Bearer Shares of the Company, represented by American Depositary Receipts, registered in the name of the undersigned at the Extraordinary General Meeting of Shareholders to be held at the                         , Germany, on                 , 2005, beginning at 10:00 a.m., or any adjournment thereof.

NOTE: In order to have the aforesaid shares voted, this Voting Instruction Card MUST be returned before 3:00 p.m.,                 , 2005, to: JPMorgan Chase Bank, N.A., P.O. Box 43062, Providence, RI 02940-5115.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign this Voting Instruction Card exactly as your name(s) appear(s) on the reverse side. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

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